EXHIBIT 11

STATEMENT REGARDING COMPUTATION

OF PER SHARE EARNINGS

SHARES
For the three months ended December 31, 2004

Basic Shares outstanding at December 31, 2004	1,762,447

Net (loss) after tax	$(141,713)	=	$(.08	) per share
Basic Shares outstanding	1,762,447

For the six months ended December 31, 2004

Basic Shares outstanding at December 31, 2004	1,762,447

Net (loss) after tax	$(26,517)	=	$(.02	) per share
Basic Shares outstanding	1,762,447

For the three months ended December 31, 2004

Diluted Shares outstanding at December 31, 2004	1,835,434

Net (loss) after tax	$(141,713)	=	$(.08	) per share*
Diluted Shares outstanding	1,835,434

For the six months ended December 31, 2004

Diluted Shares outstanding at December 31, 2004	1,835,434

Net (loss) after tax	$(26,517)	=	$(.02	) per share*
Diluted Shares outstanding	1,835,434

*	Note: Basic earnings per share is computed as earnings divided by weighted average basic shares outstanding. When a loss occurs, Diluted (loss) per share and Basic (loss) per share are the same.